Exhibit 99.1

Marinus Pharmaceuticals Provides Business Update and Reports Second Quarter 2022 Financial Results

●	ZTALMY® can now be prescribed by healthcare professionals in the U.S.
●	Second generation ganaxolone formulation demonstrates encouraging results in Phase 1 study in healthy volunteers and supports further clinical development
●	Marinus’ Phase 2 refractory status epilepticus (RSE) trial data published in Epilepsia in June
●	Phase 3 RAISE trial in RSE protocol amendment to expand eligibility criteria to support recruitment expected to be implemented across majority of sites by end of Q3; data readout continues to be expected 2H 2023
●	First patient dosed and actively screening patients in Phase 3 TrustTSC trial in tuberous sclerosis complex; data anticipated Q1 2024
●	Completion of sale of Priority Review Voucher (PRV) for $110 million expected by end of August, strengthening cash position
●	Concentrating 2022–2023 focus on key clinical programs and commercial launch
●	Marinus to host conference call today at 8:30 a.m. ET

RADNOR, Pa. – August 11, 2022 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today reported business highlights and financial results for the second quarter ended June 30, 2022.

“We had an exciting second quarter as we continued to prepare for the commercial launch of ZTALMY and progressed our Phase 3 TrustTSC and RAISE trials, including new U.S. site activations and the implementation of important changes to the RAISE protocol to further support recruitment and enrollment,” said Scott Braunstein, M.D., Chief Executive Officer of Marinus. “In addition to driving adoption of ZTALMY, we look forward to advancing our late-stage clinical trials and positioning Marinus as a leader in epilepsy drug development. We are confident in our ability to identify a second generation program well-suited for development in Lennox-Gastaut syndrome with pharmacokinetic characteristics that allow for greater individualization of dosing.”

ZTALMY®

●	ZTALMY® (ganaxolone) oral suspension CV can now be prescribed by healthcare professionals in the U.S.
●	ZTALMY One™ offers comprehensive patient services, including access and financial drug support
●	Received Schedule V designation of the Controlled Substances Act by the Drug Enforcement Administration in June
●	First international consensus recommendations for the assessment and management of individuals with CDKL5 deficiency disorder published in Frontiers in Neurology in June

Clinical Pipeline

Second Generation Product Development

●	Initial Phase 1 data from a single ascending dose trial in healthy volunteers show encouraging results, which Marinus believes support further clinical development
o	Participants received single doses ranging from 100 mg to 900 mg, with the current oral suspension given as a reference control
o	Ganaxolone area under curve (AUC) endpoint measure increased linearly in proportion to the administered dose, including an approximate 37% increase in AUC from 600 mg to 900 mg, without significantly increasing Cmax
o	The data suggest that higher overall ganaxolone exposure could be achieved without significantly increasing peak levels
o	Profile provides the potential for enhanced efficacy without a concomitant increase in dose-related adverse effects, as well as pharmacokinetic (PK) characteristics that may allow for twice-daily dosing
o	Additional Phase 1 trials are planned, including an assessment of higher single doses above 900 mg in healthy volunteers
o	Phase 2 trial in Lennox-Gastaut syndrome is now targeted to begin in 2023
●	Prodrug development continues to advance with lead oral and IV candidates selected; Phase 1 data targeted for 2024

Status Epilepticus

●	Results from Phase 2 refractory status epilepticus (RSE) trial published in Epilepsia in June
●	U.S. Food and Drug Administration (FDA) agreed to Marinus’ recommended IV ganaxolone formulation change and overall alignment was reached on plans to transfer the future production of IV ganaxolone to a new manufacturing facility
●	Phase 3 RAISE trial in RSE protocol amendment expected to be adopted across majority of clinical sites in the third quarter of 2022
o	Marinus has the option to conduct an interim analysis when two-thirds of participants (n=82) have completed the trial
o	Topline results continue to be expected in the second half of 2023
●	Phase 2 RESET trial in established status epilepticus on track to begin U.S. enrollment in the second half of 2022
●	Phase 3 RAISE II trial in RSE (for European registration) protocol finalized and expected to begin enrollment in the second half of 2023

Ganaxolone development in the RAISE trial is being funded in part by the Biomedical Advanced Research and Development Authority (BARDA), part of the Administration for Strategic Preparedness and Response at the U.S. Department of Health and Human Services, under contract number 75A50120C00159.

Tuberous Sclerosis Complex (TSC)

●	First patient randomized and dosed in Phase 3 TrustTSC trial
●	Actively screening patients at U.S. sites with European site activation on track to begin in the third quarter of 2022
●	TrustTSC trial targeting 80 clinical sites, including several TSC centers of excellence, predominantly in the U.S., Western Europe, Canada and Israel
●	Topline data continues to be anticipated first quarter of 2024

CDKL5 Deficiency Disorder (CDD)

●	Expect to submit complete responses to the European Medicine Agency (EMA) Day 120 List of Questions for the Marketing Authorization Application (MAA) for ZTALMY by the end of November 2022, which would result in the EMA Committee for Medicinal Products for Human Use opinion on the MAA by the end of the first quarter of 2023
●	Plans are underway to expand strategic commercial alliances to bring ZTALMY to additional ex-U.S. geographies

Financial Updates and Corporate Guidance

●	In July 2022, Marinus entered into a definitive agreement to sell the Rare Pediatric Disease Priority Review Voucher (PRV) for $110 million.
o	The PRV was awarded by the U.S. Food and Drug Administration in March 2022 when Marinus received approval of ZTALMY.
o	Marinus expects a lump sum payment in August 2022 upon the closing of the transaction, which is subject to customary closing conditions and is expected to occur following the expiration of the applicable U.S. antitrust clearance requirements.
●	Expect that Marinus’ existing cash and cash equivalents on hand as of June 30, 2022, with the addition of the expected net proceeds from the sale of the PRV, will be sufficient to fund the Company’s operating expenses, capital expenditure requirements and maintain the minimum cash balance required under the Company’s debt facility into the fourth quarter of 2023.
●	Investment and resource focus remains concentrated on driving the ZTALMY commercial launch and execution of Marinus’ Phase 3 clinical programs in refractory status epilepticus and tuberous sclerosis complex.
●	For the fiscal year 2022, the Company expects BARDA revenues in the range of $7 to $10 million and total GAAP operating expenses, inclusive of G&A and R&D, to be in the range of $150 to $155 million, of which the Company expects stock-based compensation to be approximately $15 million.
o	Previously, total GAAP operating expenses were expected in the range of $152 to $157 million and the stock-based compensation estimate was approximately $17 million. BARDA revenue estimates remain unchanged from the prior guidance.

Financial Results

●	At June 30, 2022, the Company had cash and cash equivalents of $92.3 million, compared to $122.9 million at December 31, 2021.

●	Marinus recognized $1.8 million and $16.0 million in total revenue for the three and six months ended June 30, 2022, respectively, as compared to $1.9 million and $3.7 million, for the same periods in the prior year, respectively. Revenues are recognized as a result of both Marinus’ BARDA federal contract and European collaboration with Orion Corporation The increase in 2022 revenue was driven by a one-time revenue recognition of $12.7 million in the first quarter of 2022 related to the previously received upfront payment associated with the Orion collaboration.
o	Excluding the Orion collaboration revenue, the Company recognized $1.8 million and $3.3 million in BARDA federal contract revenue for the three and six months ended June 30, 2022, respectively, as compared to $1.9 million and $3.7 million for the same periods in the prior year, respectively.
●	Research and development (R&D) expenses were $21.5 million and $39.5 million for the three and six months ended June 30, 2022, respectively, as compared to $18.6 million and $37.2 million for the same periods in the prior year, respectively. The increase was due primarily to costs associated with increased R&D headcount and start-up of the Phase 3 tuberous sclerosis complex trial, partially offset by reduced costs associated with the CDKL5 deficiency disorder (CDD) indication.
●	Selling, general and administrative (SG&A) expenses were $17.1 million and $28.8 million for the three and six months ended June 30, 2022, respectively, as compared to $6.8 million and $17.2 million for the same periods in the prior year, respectively. The primary drivers of the increase were preparation for CDD commercialization and additional support for scale up of the Company’s operations.
●	During the six months ended June 30, 2022, a one-time IP license fee of $1.2 million was recognized as expense in the first quarter of 2022, associated with the agreement with Ovid Therapeutics to license patents and patent applications for the use of ganaxolone in the treatment of CDD.
●	The Company reported net losses of $39.4 million and $58.8 million for the three and six months ended June 30, 2022, respectively; cash used in operating activities increased to $61.3 million for the six months ended June 30, 2022, compared to $39.1 million for the same period a year ago.
●	Readers are referred to, and encouraged to read in its entirety, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022, to be filed with the Securities and Exchange Commission, which includes further detail on the Company’s business plans, operations, financial condition, and results of operations.

Selected Financial Data (in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$92,326	$122,927
Other assets	17,051	13,913
Total assets	$109,377	$136,840
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$23,110	$40,566
Long Term Debt, Net	70,350	40,809
Other long-term liabilities	11,114	1,979
Total liabilities	104,574	83,354
Total stockholders’ equity	4,803	53,486
Total liabilities and stockholders’ equity	$109,377	$136,840

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Federal contract revenue	$1,790	$1,905	$3,303	$3,711
Collaboration revenue	—	—	12,673	—
Total revenue	1,790	1,905	15,976	3,711

Expenses:
Research and development	21,495	18,562	39,486	37,153
General and administrative	17,061	6,828	28,798	17,204
Cost of IP license fee	—	—	1,169	—
Total expenses:	38,556	25,390	69,453	54,357
Loss from operations	(36,766)	(23,485)	(53,477)	(50,646)
Interest income	84	16	96	40
Interest expense	(2,656)	(351)	(4,348)	(351)
Other expense, net	(95)	(3)	(1,065)	(7)
Net loss and comprehensive loss	$(39,433)	$(23,823)	$(58,794)	$(50,964)
Net loss applicable to common shareholders	$(39,433)	$(23,823)	$(58,794)	$(50,964)
Per share information:
Net loss per share of common stock—basic and diluted	$(1.06)	$(0.65)	$(1.59)	$(1.39)
Basic and diluted weighted average shares outstanding	37,155,917	36,659,615	37,023,976	36,629,823

Conference Call Information

Thursday, August 11, at 8:30 a.m. ET

Domestic: (888) 550-5280

International: (646) 960-0813

Webcast Link: https://events.q4inc.com/attendee/716641338

Conference ID: 2696394

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company’s commercial product, ZTALMY® (ganaxolone) oral suspension CV, has been approved by the U.S. FDA for the treatment of seizures associated with CDKL5 deficiency disorder in patients two years of age and older. The potential of ganaxolone is also being studied in other seizure disorders, including in Phase 3 trials in tuberous sclerosis complex and refractory status epilepticus. Ganaxolone is a neuroactive steroid GABAA receptor modulator that acts on a well-characterized target in the brain known to have anti-seizure effects. It is being developed in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our commercialization and marketing plans for ZTALMY; the potential benefits ZTALMY will provide for physicians and patients; our expectations regarding the ZTALMY One program; statements regarding our expected clinical development plans, enrollment in our clinical trials, regulatory communications and submissions for ganaxolone, and the timing thereof; statements regarding the completion of the contemplated sale of the PRV (including the satisfaction of the conditions thereto) and the expected timing thereof; our plans with respect to the use of the PRV sale proceeds; our expected cash runway following the completion of the contemplated sale of the PRV; our expectations regarding BARDA funding; our expectations and beliefs regarding the FDA and EMA with respect to our product candidates; our expectations regarding the development of new formulations and prodrug candidates; our expectation regarding the impact of the COVID-19 pandemic on our business and clinical development plans; our financial projections; the potential safety and efficacy of ganaxolone, as well as its therapeutic potential in a number of indications; and other statements regarding the company's future operations, financial performance, financial position, prospects, objectives and other future event.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, unexpected results or delays in the commercial launch of ZTALMY, including any potential delays caused by the current COVID-19 global pandemic; unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; risks and uncertainties relating to the antitrust review process and the ability of the parties to consummate the PRV sale transaction; the risk that the closing conditions in the PRV purchase agreement are not met; the varying interpretation of clinical data; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the timing of regulatory filings for our other product candidates; the potential that regulatory authorities, including the FDA and EMA, may not grant or may delay approval for our product candidates; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to obtain and maintain regulatory approval for our product candidate; our ability to develop new formulations of ganaxolone or prodrugs; our ability to obtain, maintain, protect and defend intellectual property for our product candidates; the potential negative impact of third party patents on our or our collaborators’ ability to commercialize ganaxolone; delays, interruptions or failures in the manufacture and supply of our product candidate; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development and commercial programs; the potential for Orion to breach the collaboration or terminate the agreement in accordance with its terms; the risk that drug product quality requirements may not support continued clinical investigation of our product candidates and result in delays or termination of such clinical studies and product approvals; the effect of the COVID-19 pandemic on our business, the medical community, regulators and the global economy; and the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidate. This list is not exhaustive and these and other risks are described in our periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact
Sasha Damouni Ellis
Vice President, Corporate Affairs & Investor Relations
Marinus Pharmaceuticals, Inc.
sdamouni@marinuspharma.com